Exhibit 5.1 and Exhibit 23.2

Advocaten
Notarissen
Belastingadviseurs

Claude Debussylaan 80
To Prosensa Holding N.V. (the “Issuer”) J.H. Oortweg 21 2333CH Leiden		P.O. Box 75084
1070 AB Amsterdam
T +31 20 577 1771
F +31 20 577 1775

Date 3 July 2014	J.W. Hoevers Advocaat
Our ref. M20982237/1/20599927/tmf

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the following documents:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3.1	A copy of the Registration Statement.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation, the deed of its conversion into a limited liability company and its articles of association, all as provided by the Chamber of Commerce (Kamer van Koophandel);

(b)	the Trade Register Extract; and

(c)	the Shareholders Register.

3.3	A copy of:

(a)	Each Corporate Resolution;

(b)	the Board Certificate;

(c)	each Issue Document;

(d)	the IPO Board Certificate; and

(e)	the IPO Underwriting Agreement.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

(c)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

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4.2

(a)

(i)	The Existing Shares have been validly accepted by the subscribers for them;

(ii)	the issue by the Issuer of the Future Shares (or of any rights to acquire Future Shares) will have been validly authorised; and

(iii)	any pre-emption rights in respect of the issue of the Future Shares (or of any rights to acquire Future Shares) will have been observed or validly excluded;

all in accordance with the Issuer’s articles of association at the time of authorisation or of observance or exclusion.

(b)	The Issuer’s authorised share capital at the time of issue of any Future Share will be sufficient to allow for the issue.

(c)	The Future Shares will have been:

(i)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(ii)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(d)	The nominal amount of the Future Shares and any agreed share premium will have been validly paid.

5	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I am of the following opinion:

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5.1	When issued, the Future Shares will have been validly issued, will have been fully paid and will be nonassessable[1].

5.2	The Existing Shares have been validly issued, are fully paid and are nonassessable[1].

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ J.W. Hoevers
J.W. Hoevers

[1]	In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Corporate Resolution” means each of the IPO Resolutions and each of the Ratifying Resolutions.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Amendment” means each of

(a)	the deed of amendment of the articles of association of the Issuer, converting all ordinary shares in the Issuer’s capital into ordinary A shares, ordinary C shares and ordinary O shares, dated 25 January 2007; and

(b)	the deed of amendment of the articles of association of the Issuer, splitting all issued ordinary shares with a nominal value of EUR 0.03 into 3 ordinary shares with a nominal value of EUR 0.01, and converting all ordinary C shares in the Issuer’s share capital into common shares, dated 8 December 2008.

“Deed of Issue” means each of:

(a)	the deed of issuance of ordinary A shares and ordinary shares in the Issuer’s capital dated 8 September 2004;

(b)	the deed of issuance of ordinary shares in the Issuer’s capital, dated 22 February 2005;

(c)	the deed of issuance of ordinary A shares and ordinary shares in the Issuer’s capital, dated 25 January 2007;

(d)	the deed of issuance of ordinary A shares in the Issuer’s capital, dated 1 April 2008;

(e)	the deed of issuance of ordinary B shares in the Issuer’s capital, dated 8 December 2008;

(f)	the deed of issuance of ordinary B shares in the Issuer’s capital, dated 18 January 2010;

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(g)	the deed of issuance of ordinary B2 shares in the Issuer’s capital, dated 16 January 2012;

(h)	the deed of issuance of ordinary B3 shares in the Issuer’s capital, dated 1 May 2012;

(i)	the deed of issuance of ordinary shares in the Issuer’s capital, dated 3 July 2013; and

(j)	the deed of issuance of option rights on ordinary shares in the Issuer’s capital, dated 3 July 2013;

together covering the issuance of the Existing Shares.

“Deed of Sale, Purchase and Transfer” means the deed of sale purchase and transfer governing the sale, purchase and transfer of common shares and ordinary O shares in the Issuer’s capital from BioPartner C.V. to ABV IV Holdings N.V and LSP III Omni Investment Coöperatief U.A, dated 15 October 2009.

“Dutch law” means the law directly applicable in the Netherlands.

“Existing Shares” means the maximum of 18,908,019 ordinary shares, nominal value of EUR 0.01 each, in the Issuer’s capital, held by the Selling Shareholders at the date of the Registration Statement.

“Future Shares” means ordinary shares, nominal value of EUR 0.01 each, in the Issuer’s capital, issued after the date hereof, not exceeding the limitations referred to in the Registration Statement.

“IPO Board Certificate” means the certificate dated 3 July 2013, attached to the legal opinion issued by De Brauw on the same date in relation to the registration of the IPO Shares.

“IPO Pricing Resolution” means each of:

(a)	the resolutions of the Issuer’s managing board set out in the minutes of its meeting held on 27 June 2013, including resolutions to:

(i)	propose the number of and issue price for the IPO Shares;

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(ii)	propose to grant an option for a number of IPO Shares to be issued in addition to the number of IPO Shares referred to in (i);

(iii)	propose to issue the IPO Shares; and

(iv)	propose to exclude all pre-emption rights (voorkeursrechten) in respect of the issue of IPO Shares and the grant of the option to acquire IPO Shares.

(b)	a written resolution of the Pricing Committee dated 27 June 2013 to approve the resolutions of the managing board referred to in (a).

(c)	the resolutions of the Issuer’s managing board set out in the minutes of its meeting held on 27 June 2013, including resolutions to adopt the resolutions referred to in (a).

(d)	a written resolution of the Issuer’s managing board dated 3 July 2013 to (i) determine the number of IPO Shares to be issued in addition to the number of IPO Shares referred to in paragraph (a)(ii), and (ii) issue such IPO Shares.

“IPO Resolution” means each of the IPO Supervisory Board Resolutions, the IPO Shareholders Resolution, and each of the IPO Pricing Resolutions.

“IPO Shareholder Resolution” means the resolutions of the Issuer’s general meeting of shareholders set out in the extract from the minutes of its meeting held on 14 June 2013, including a resolution to designate the Issuer’s managing board (raad van bestuur) as the corporate body authorised to resolve, subject to the approval of the Issuer’s supervisory board (raad van commissarissen), to issue shares in the Issuer’s capital up to a maximum of 10,000,000 and to exclude all pre-emption rights (voorkeursrechten) in respect thereof.

“IPO Shares” means the 6,900,000 ordinary shares with a nominal value of EUR 0.01 each, in the Issuer’s capital, issued by the Issuer pursuant to the IPO Supervisory Board Resolution, the IPO Shareholders Resolution and the IPO Pricing Resolutions.

“IPO Supervisory Board Resolution” means each of

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(a)	the resolutions of the Issuer’s supervisory board set out in the minutes of its meeting held on 29 May 2013, including a resolution to appoint a pricing committee (the “Pricing Committee”) and delegate to the Pricing Committee the authority to (i) determine the number of and issue price for the Registration Shares, subject to certain conditions, and (ii) approve the terms (including discounts and commissions) of an underwriting agreement.

(b)	a written resolution of the Issuer’s supervisory board dated 14 June 2013 to replace a member of the Pricing Committee.

“IPO Underwriting Agreement” means the underwriting agreement dated 27 June 2013 between the Issuer and the underwriters named in it.

“Issuer” means Prosensa Holding N.V., with corporate seat in Leiden, the Netherlands.

“Issue Documents” means each Deed of Issue, the Deed of Sale, Purchase and Transfer and each Deed of Amendment.

“Pricing Committee” is defined in the definition of “IPO Supervisory Board Resolutions”.

“Ratifying Resolution” means each of:

(a)	a written resolution of the Issuer’s general meeting dated 2 July 2013 to ratify each resolution made by it or another corporate body of the Issuer to issue shares in the Issuer’s capital or grant rights to subscribe for such shares or to exclude pre-emption rights in connection with such issue or grant;

(b)	a written resolution of the Issuer’s managing board dated 3 July 2013:

(i)	to ratify each resolution made by it or another corporate body of the Issuer relating to the issue of shares in the Issuer’s capital or to grant rights to subscribe for such shares or to exclude pre-emption rights in connection with such issue or grant; and

(ii)	to the extent that rights to acquire shares in the Issuer’s capital had been granted in writing without the required resolutions having been adopted, to grant those rights and to exclude any pre-emption rights in connection with such grant, and to approve any resolution of another corporate body of the Issuer to grant those rights and make such exclusion;

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(c)	a written resolution of the Issuer’s supervisory board dated 3 July 2013:

(i)	to ratify each resolution made by it or another corporate body relating to the issue of shares in the Issuer’s capital or the grant of rights to subscribe for such shares or to exclude pre-emption rights in connection with such issue or grant; and

(iii)	to the extent that rights to acquire shares in the Issuer’s capital had been granted in writing without the required resolutions having been adopted, to grant those rights and to exclude any pre-emption rights in connection with such grant, and to approve any resolution of another corporate body of the Issuer to grant those rights and make such exclusion.

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-3 to be filed with the SEC on the date hereof in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholders” means each of ABV IV Holdings N.V, New Enterprise Associates 13, L.P. and LSP Prosensa Pooling B.V.

“Shareholders Register” means the Issuer’s shareholders register.

“Shares” means the Future Shares and the Existing Shares.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 1 July 2014.

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Annex 2 – Board Certificate

BOARD CERTIFICATE

FROM THE MANAGING BOARD OF PROSENSA HOLDING N.V.

THE UNDERSIGNED:

1.	J.G.C.P. Schikan;

2.	B.A.E. Modig;

3.	L.M.A. Dochez; and

4.	G.V. Campion;

acting in their capacity as managing directors of Prosensa Holding N.V., a limited liability company with corporate seat in Leiden and having its address at J.H. Oortweg 21, 2333 CH, Leiden, the Netherlands (the “Issuer”),

BACKGROUND:

(d)	The Issuer intends to seek the Registration with the SEC of the Shares.

(e)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(f)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(g)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

7	Construction

7.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

7.2	In this Board Certificate “including” means “including without limitation”.

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8	CERTIFICATION:

Each undersigned certifies the following.

8.1	Authenticity

(a)	As at the date of this Board Certificate:

(i)	all information regarding the Issuer registered or on file with the Dutch Trade Register; and

(ii)	all information in the Shareholders Register;

is correct, complete and up to date.

8.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

8.3	Corporate Resolutions

(a)	the undersigned are not aware of any fact or circumstances (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which had the effect of could have the effect that any Corporate Resolution is not or ceases to be in full force and effect without modification; and

(b)	the undersigned believe that each Corporate Resolution is reasonable and fair and the undersigned are not aware of any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary.

8.4	Deeds of Issue and Existing Shares

To the best of our knowledge:

(a)	each Deed of Issue and the Deed of Sale, Purchase and Transfer were within the capacity and powers of, and was validly authorised by, each party; and

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(b)	the amounts to be paid on the Existing Shares have been paid in accordance with the relevant Deed of Issue.

8.5	Future Shares

The Future Shares will be offered and issued in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

8.6	General

No undersigned is aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he or she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

9	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

10	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

/s/ J.G.C.P. Schikan
Name:	J.G.C.P. Schikan

/s/ B.A.E. Modig
Name:	B.A.E. Modig

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/s/ L.M.A. Dochez
Name:	L.M.A. Dochez

/s/ G.V. Campion
Name:	G.V. Campion

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